HMD/ANG/hkr  10/17/2000



        BEFORE THE PUBLIC UTILITIES COMMISSION OF THE STATE OF CALIFORNIA

Pacific Gas and Electric Company for
authority to establish post-transition                 Application 99-01-016
period electric ratemaking mechanisms.                (Filed January 15, 1999)

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San Diego Gas & Electric Company
for authority to implement Post Rate                   Application 99-01-019
Freeze Ratemaking Mechanism.                          (Filed January 15, 1999)

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Southern California Edison Company (U 338-E)
to:  (1) Propose a Method to Determine and
Implement the End of Rate Freeze; and                  Application 99-01-034
(2) Propose Ratemaking Which Should Be in Place       (Filed January 15, 1999)
After the End of the Rate Freeze Periods.

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Application of SAN DIEGO GAS & ELECTRIC
COMPANY:  (1) informing the Commission of
the Probable Timing of the End of its
Electric Rate Freeze, (2) for Authorization
to Change Electric Rates Through Implementation
of Interim Ratemaking Mechanisms Concurrent with       Application 99-02-029
Termination of the Electric Rate Freeze,              (Filed February 19, 1999)
and (3) for Authorization to Change
Electric Rates by Adding New, and Revising or Terminating Existing, Rate and Revenue
Mechanisms and Rate Designs.
(U 902-E)

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                        JOINT ASSIGNED COMMISSIONER'S AND
                        ADMINISTRATIVE LAW JUDGE'S RULING
                   REGARDING POTENTIAL REVIEW AND MODIFICATION
                        OF CERTAIN ACCOUNTING PROCEDURES
                     AND SCHEDULING A PREHEARING CONFERENCE

         As parties are well aware, there has been a recent flurry of activity in these proceedings. On October 4, 2000, Pacific Gas and Electric Company (PG&E) and Southern California Edison Company (Edison) each filed and served an Emergency Petition for Expedited Modification of Decision (D.) 99-10-057 and D.00-03-058. On October 5, Edison filed an ex parte request for the immediate suspension of the effective date of portions of D.99-10-057 and D.00-03-058. On October 6, Edison and PG&E filed separate amendments to the emergency petitions filed on October 4. Also on October 6, PG&E filed its support of Edison's request for immediate suspension of the effective dates of the above-referenced decisions.

         On October 12, Edison filed an "Ex Parte Request to Assigned Commissioner for Modification of the October 11, 2000 Ruling of ALJ Minkin." In this filing, Edison requests that the date on which responses are due to Edison's October 5 ex parte request for the immediate suspension of the effective date of portions of D.99-10-057 and D.00-03-058 be changed. Edison also requests that the Commission address its October 5 ex parte request at its October 19 meeting. Finally, on October 16, The Utility Reform Network filed a response in opposition to the request to shorten the time parties would have to respond to the utility's earlier ex parte request to suspend key provisions of the above-referenced decisions.

         Due to higher-than-expected wholesale market prices for electricity, Edison and PG&E began accruing large undercollections in their respective Transition Revenue Accounts (TRA), beginning in June 2000. PG&E and Edison are extremely concerned that Generally Accepted Accounting Principles will require that this undercollection be written off against earnings. Now the utilities insist that emergency action is required, pursuant to Rule 81, which allows the Commission to address requests for relief based on extraordinary conditions in which time is of the essence. Edison also states that time is of the essence because quick action is required to avoid a write-off in its Third Quarter Earnings Report. Edison asserts that "the Commission must take action which will, at a minimum, send the right signal to the financial markets."

         We take official notice of wholesale market prices for electric power published by the California Power Exchange on its website (www.calpx.com), and electric loads and real time prices for ancillary services and imbalance energy published by the California Independent System Operator on its website (www.caiso.com). The Commission has previously determined that these prices reflect the fact that the wholesale market is not workably competitive (see, e.g., D.00-08-021).

         We also note that these wholesale prices are being paid by the utilities, and--but for the rate freeze--would be reflected in retail bills for customers of Edison and PG&E pursuant to Schedule PX. Accelerating the end of the rate freeze under these conditions would expose ratepayers to price volatility and rate increases. We also recognize that preserving the shelter of the rate freeze for ratepayers may impose costs on the utilities that may be appropriate for recovery over time.

         It is crucial that the Commission develop a complete evidentiary record to consider Edison's and PG&E's requests and the implications for ratepayers. (Pub. Util. Code Sections 451 and 454.) We want to ensure that a record is developed to allow the Commission to consider lawful approaches that balance the interests and the equities under the extraordinary circumstances presented by the current wholesale market conditions.

         The Commission has the authority to implement any necessary changes to the electric restructuring accounting provisions and cost recovery consistent with statutory requirements. Specifically, accounting provisions related to the TRA and the Transition Cost Balancing Account (TCBA) have been developed by the Commission to implement the cost recovery plans submitted in response to Pub. Util. Code Section 368(a). The Commission has the authority to identify and determine those costs eligible for transition cost recovery consistent with the provisions of Section 367. Section 367(d), in particular, requires that transition costs be adjusted throughout the period through March 31, 2002, to track the accrual and recovery, including the manner and timing of recovery of costs of service and costs of generation assets.

         By this ruling, we put parties on notice that we will consider these accounting mechanisms, as provided for in several Commission decisions, in the above-docketed proceedings. The TCBA was developed in Application (A.) 96-08-001 et al. in D.97-06-060 (Phase 1 Transition Cost Decision), D.97-11-074 (Phase 2 Transition Cost Decision), and D.97-12-039. These accounting procedures have been further refined in recent decisions in the above-captioned dockets, such as D.99-10-057 (Phase 1 PTR Decision) and D.00-03-058 (Decision Denying Rehearing of D.99-10-057). Finally, we have further refined the workings of the TCBA in A.98-09-003 et al. in D.00-02-048 (Annual Transition Cost Proceeding Decision) and D.00-06-004 (Decision Establishing Generation Asset Balancing Account). The TRA was specifically developed, at the utilities' request, in Rulemaking 94-04-031 in D.97-10-057 (Streamlining Decision). This ruling shall be served on the service lists of all affected proceedings.

         Finally, we schedule a prehearing conference (PHC) for October 27 at 9 a.m. At this time, we will develop a schedule for submitting testimony related to potential changes to the TCBA, the TRA, and the interaction of these accounting mechanisms, including, for example, such methods as applying generation revenues to offset operating losses, or transferring the TRA undercollection to the TCBA. We believe creative, equitable solutions can be developed. We direct PG&E and Edison to file and serve PHC statements by October 25 that propose initial steps in modifying the accounting provisions to provide interim relief, and a schedule that permits a decision on this matter by the end of the year.

         Therefore, IT IS RULED that:

     1. This ruling shall be served on all parties to the above-captioned proceedings and to those parties to the electric restructuring rulemaking (R.94-04-031) and investigation (I.94-04-032), Application (A.) 96-08-001 et
al., and A.98-09-003 et al.

     2. A prehearing conference (PHC) shall be held on October 27, 2000 at 9 a.m. in the Commission's Courtroom, State Office Building, 505 Van Ness Avenue, San Francisco, California.

     3. Pacific Gas and Electric Company and Southern California Edison Company shall file and serve PHC statements by October 25 that propose initial steps in modifying the accounting provisions to provide interim relief, and a schedule that permits a decision on this matter by the end of the year.

     Dated October 17, 2000, at San Francisco, California.


    /s/ HENRY M. DUQUE                  /s/ ANGELA K. MINKIN
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      Henry M. Duque                     Angela K. Minkin,
  Assigned Commissioner        Assist. Chief Administrative Law Judge

A.99-01-016 et al.  HMD/ANG/hkr

                             CERTIFICATE OF SERVICE


     I certify that I have by mail this day served a true copy of the original attached Joint Assigned Commissioner's and Administrative Law Judge's Ruling Regarding Potential Review and Modification of Certain Accounting Procedures and Scheduling a Prehearing Conference on all parties of record in these proceedings, R.94-04-031/I.94-04-032, A.96-08-001 et al., and A.98-09-003 et
al., or their attorneys of record.

     Dated October 17, 2000, at San Francisco, California.

                                                      /s/ KE HUANG
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                                                        Ke Huang

                                     NOTICE

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